Exhibit 10.61

LIEN AGREEMENT

Lien Agreement (this “Agreement”) dated as of January 20, 2004 and entered into between:

GAIA Akkumulatorenwerke GmbH, a German company established and resident in 99734 Nordhausen, Montaniastrasse 17, Germany (“GAIA”)

AND

                                                                         ,                             ,                         , and                         (collectively, the “Secured Party”)

WHEREAS:

Pursuant to a Securities Purchase Agreement, dated as of January 20, 2004 between Lithium Technology Corporation (“LTC”) and the Secured Party (the “Purchase Agreement”), Company has agreed to issue to the Secured Party and the Secured Party has agreed to purchase from LTC certain of Company’s 10% Secured Convertible Debentures (the “Debentures”).

LTC is the majority shareholder in GAIA and will utilize (part of) the funds provided by the Secured Party for providing financing to GAIA.

In order to induce the Secured Party to purchase the Debentures, GAIA has agreed to execute and deliver this Agreement to the Secured Party for the benefit of the Secured Party and to grant to it a first priority lien in certain property of GAIA to secure the prompt payment, performance and discharge in full of all of LTC’s obligations under the Purchase Agreement and the Debentures.

THE FOLLOWING IS HEREWITH AGREED:

1. Subject Matter

GAIA herewith grants to the Secured Party a first priority right of lien (Pfandrecht) in respect of the following items of machinery (the “Pledged Machinery”) owned and possessed by GAIA and kept, installed and operated in the premises of GAIA, including any proceeds thereof.

The Pledged Machinery shall consist of the following:

-	Arcotronics ENB 569A machine manufactured and supplied by Arcotronics S.A. Italy, as defined further in Annex 1 hereto

-	Model 862-LP Lithium Polymer Prismatic Winding Machine, manufactured and supplied by Micro Tech MFG, Inc, USA, as defined further in Annex 2 hereto.

2. Representations and Warranties

By execution hereof, GAIA hereby makes to the Secured Party the representations and warranties contained in Section 3 of the Security Agreement of even date herewith between LTC and the Secured Party (the “Security Agreement”) with respect to itself, as though such representations and warranties were set forth in full in this Agreement.

3. Enforcement

Upon the occurrence of an Event of Default (as defined in the Security Agreement), the Secured Party shall be entitled to enforce its right of lien over the Pledged Machinery and shall have all rights and remedies available under applicable law. The enforcement shall not require any further formalities that those provided by applicable law.

4. Further Assurances

(a) On a continuing basis, GAIA will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the lien granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of its lien on the Pledged Machinery.

(b) GAIA hereby irrevocably appoints the Secured Party as the GAIA’s attorney-in-fact, with full authority in the place and stead of GAIA and in the name of the GAIA, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, with respect to any of the Pledged Machinery without the signature of the GAIA where permitted by applicable law.

5. Partial Invalidity

If one or more provisions of this Agreement should be or become wholly or partially invalid, void or impracticable, the validity of the other provisions of this Agreement shall not be affected thereby. The same shall apply if it should transpire that this Agreement contains an omission. In place of the invalid, void or impracticable provision (or, as the case may be, in order to rectify the omission) the Parties to this Agreement shall agree on an appropriate provision which comes as close as legally possible to what the Parties were trying to achieve with the invalid, void or impracticable provision (or, as the case may be, the invalid, void or impracticable part thereof). In the event that a contractual omission needs to be rectified, a provision shall be agreed upon which, in view of the purpose and intent of this Agreement, comes as close as possible to what the Parties would have agreed if they had been aware of the omission at the time that this Agreement was concluded.

6. Entire Agreement

This Agreement sets out the entire agreement between the Parties relating to the subject-matter hereof. Variations and additions to this Agreement shall be made in writing signed by both Parties unless a stricter form is required under applicable mandatory law. The same shall apply to any waiver of the need to comply with the provisions of this clause.

7. Governing Law

This Agreement shall be governed by the laws of the Federal Republic of Germany.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

GAIA AKKUMULATORENWERKE GMBH

R. Tolksdorf
Chief Financial Officer

SECURED PARTY

By:
Name: Title: